AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                NETGATEWAY, INC.

                                NETGATEWAY, INC.

                             A DELAWARE CORPORATION

                              AMENDED AND RESTATED

                                     BY-LAWS

                                   ARTICLE I

                                  STOCKHOLDERS

SECTION 1.1       ANNUAL MEETING.

         An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it in accordance with
Section 1.8 of these By-Laws shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

SECTION 1.2       SPECIAL MEETINGS.

         A special meeting of stockholders for any purpose other than the election of directors may be called at any time upon call of the Chairman of the Board of Directors, if any, the President, any Vice President, or a majority of the Board of Directors, or by the holders of record of at least a majority of the outstanding voting securities of the Corporation at such time and place, either within or without the State of Delaware, as may be stated in the notice. At any special meeting of stockholders, no business transacted and no corporate action shall be taken other than as stated in the notice of the meeting.

SECTION 1.3       NOTICE OF MEETINGS.

         Written notice of stockholders meetings, stating the place, date, and hour thereof, and the purpose or purposes for which the meeting is called shall be given by the Chairman of the Board of Directors, if any, the President, any Vice President, the Secretary, or any Assistant Secretary to each stockholder entitled to vote thereat at least twenty days, but not more than sixty days, before the date of the meeting, unless a different period is prescribed by law.

SECTION 1.4       QUORUM.

         Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting, as determined in accordance with Section 1.6 of these By-Laws, may adjourn the meeting from time to time in the manner provided in Section 1.5 of these By-Laws until a quorum shall attend.

SECTION 1.5       ADJOURNMENT.

         Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 1.6       ORGANIZATION.

              (a) The Chairman of the Board of Directors, or in his or her absence the President, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board of Directors fails to act, the stockholders, may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, and all Vice Presidents.

              (b) The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

SECTION 1.7       VOTING.

         Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such directors.

SECTION 1.8       INTRODUCTION OF BUSINESS AT MEETINGS OF STOCKHOLDERS.

         At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.8, who shall be entitled to vote at such annual meeting and who complies with the notice procedures set forth in this Section
1.8. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to, and received at, the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the annual meeting, regardless of any postponement, deferrals, or adjournments of that meeting to a later date; PROVIDED, HOWEVER, that in the event that less than 40 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the stockholder meeting, except in accordance with the procedures set forth in this
Section 1.8.  The chairman of the meeting,  as  determined  in  accordance  with
Section 1.6 of the By-Laws, shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of these By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.8, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section 1.8.

                                   ARTICLE II

                               BOARD OF DIRECTORS

SECTION 2.1       NUMBER AND TERM OF OFFICE.

         The business, property, and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors of not less than one nor more than nine directors; PROVIDED, HOWEVER, that the Board of Directors, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors. Each director shall serve (subject to the provisions of Section 2.10 and Article IV) until his or her term has expired and his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

SECTION 2.2       CHAIRMAN OF THE BOARD OF DIRECTORS.

         The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of, and may be removed by, the Board of Directors. He or she shall perform such duties as may from time to time be assigned to him or her by the Board of Directors.

SECTION 2.3       MEETINGS.

              (a) Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

              (b) Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board of Directors, if any, the President, or a majority of the directors then in office.

SECTION 2.4       NOTICE OF SPECIAL MEETINGS.

         The Secretary, or, in his or her absence, any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least ten days before the meeting, or by telecopy, telegram, cable, radiogram, or personal service at least one day before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

SECTION 2.5       QUORUM AND ORGANIZATION OF MEETINGS.

         A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board of Directors, if any, or, in his or her absence, by the President, or, in the absence of both the Chairman of the Board of Directors and the President, by such other person or as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 2.6       COMMITTEES.

         The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the event of the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have, and may exercise, all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to authority expressly granted to the Board of Directors by the Corporation's Certificate of Incorporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these By-Laws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. Each committee which may be established by the Board of Directors pursuant to these By-Laws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules of such committee, shall be given to all committee members. All action taken by committees shall be recorded in minutes of the meetings.

SECTION 2.7       ACTION WITHOUT MEETING.

         Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board of Directors to take any action required or permitted to be taken by them without a meeting.

SECTION 2.8       TELEPHONE MEETINGS.

         Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors, or any committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

SECTION 2.9       NOMINATION OF DIRECTORS.

         Only persons who are nominated in accordance with the procedure set forth in these By-Laws shall be eligible to service as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.9, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice provision of this Section 2.9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to, and received at, the principal executive offices of the Corporation not less than 30 days, nor more than 60 days, prior to the meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that in the event that less than 40 days' notice or public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder's notice shall contain the written consent of each proposed nominee to serve as a director if so elected and shall set forth the following: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee (A) the name, age, residence address, and business address of each proposed nominee and of each such person; (B) the principal occupation or employment, and the name, type of business, and address of the corporation or other organization in which such employment is carried on, of each proposed nominee and of each such person; (C) the amount of stock of the Corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and (D) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the Corporation will or may be a party; and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder; and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice or nomination which pertains to the nominee. Subject to the rights of holders of preferred stock, if any, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in these By-Laws. The chairman of the meeting, determined in accordance with
Section 1.6 of these By-Laws, shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section.

SECTION 2.10      ELECTION OF DIRECTORS.

              (a) The directors shall be elected by the holders of shares entitled to vote thereon at the record date fixed by the Board of Directors for the annual meeting or special meeting, as the case may be, for the election of directors, and the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. The election of directors is subject to the provisions for a classified Board of Directors contained in this Section 2.10.

              (b) Effective upon the election of the directors at the special meeting of stockholders scheduled for May 24, 2000 (or any postponement or adjournment thereof) (the "Special Meeting"), the directors shall be divided into two classes: Class I and Class II. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the annual meeting of stockholders for the second fiscal year following the annual meeting for the fiscal year at which such director was elected; provided, however, that the directors first elected to Class I at the Special Meeting shall serve for a term ending at the annual meeting to be held for fiscal year 2000 and the directors first elected to Class II at the Special Meeting shall serve for a term ending at the annual meeting to be held for fiscal year 2001.

              (c) At each annual election held after the Special Meeting, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of the other class in order more nearly to achieve equality in the number of directors between the classes. When the Board of Directors fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director being succeeded, unless, by reason of any previous changes in the authorized number of directors, the Board of Directors shall designate the vacant directorship as a directorship of the other class in order more nearly to achieve equality in the number of directors between the classes.

              (d) Notwithstanding the rule that the two classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the class of which such director is a member, until the expiration of his or her current term or his earlier death, resignation or removal. Any newly created directorship or vacancy on the Board of Directors, consistent with the rule that the two classes shall be as nearly equal in number of directors as possible, shall be allocated to one of the two classes, and the Board of Directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

                                  ARTICLE III

                                    OFFICERS

SECTION 3.1       EXECUTIVE OFFICERS.

         The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

SECTION 3.2       POWERS AND DUTIES.

         The Chairman of the Board, if any, or, in his or her absence, the President, shall preside at all meetings of the stockholders and of the Board of Directors. Either the President or the Chairman of the Board of Directors, as determined by the Board of Directors, shall be the chief executive officer of the Corporation. In the absence of the President, a Vice President appointed by the President or, if the President fails to make such appointment, by the Board of Directors, shall perform all the duties of the President. The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, property, and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors.

                                   ARTICLE IV

                      RESIGNATIONS, REMOVALS, AND VACANCIES

SECTION 4.1       RESIGNATIONS.

         Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.2       REMOVALS.

         The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

         Any director or the entire Board of Directors may be removed, with cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

SECTION 4.3       VACANCIES.

         Any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains), and, subject to the provisions of this Article IV, the person so chosen shall hold office until his or her successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, he shall (subject to the provisions of this Article IV) hold office for the unexpired term of his or her predecessor.

                                   ARTICLE V

                                  CAPITAL STOCK

SECTION 5.1       STOCK CERTIFICATES.

         The certificates representing shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

SECTION 5.2       TRANSFER OF SHARES.

         Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his or her duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

SECTION 5.3       FIXING RECORD DATE.

              (a) In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date which shall not precede the date such record date is fixed and shall not be more than 60 days, nor less than 10 days, prior to the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting.

              (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received and no prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, the principal place of business, or an officer of agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the closed of business on the date on which the Board of Directors adopts the resolution taking such prior action.

              (c) The fact and date of the execution by any stockholder of record of the Corporation of any written consent shall be provided by the certificate under the official seal of a notary public or of any other officer who, by the laws of public or of any other officer who, by the laws of the jurisdiction in which such written consent is executed, has power to take acknowledgments or proofs of deeds to be recorded within such jurisdiction, that the person who signed such written consent did acknowledge before such notary public or other officer the execution thereof and, in the event a record date has theretofore been established to determine the stockholders entitled to give such consents, the fact that he was on the record date the record holder of the applicable shares. No such written consent shall be valid without being so proved.

              (d) In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and any revocation thereof is referred to in this Section 5.3(d) as a "Consent"), the Secretary of the Corporation shall provide for the safekeeping of such Consents and shall, as soon as practicable thereafter, conduct such reasonable investigation as he deems necessary or appropriate for the purpose ascertaining the validity of such Consents and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; PROVIDED, HOWEVER, that if the removal or election of one or more members of the Board of Directors, the Secretary of the Corporation shall designate an independent, qualified inspector with respect to such Consents and such inspector shall discharge the functions of the Secretary of the Corporation under this Section 5.3(d). If, after such investigation, the Secretary or the inspector, as the case may be, shall determine that any action purportedly taken by such Consents has been validly taken, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of the stockholders, and the Consents shall be filed with such records. In conducting the investigation required by this Section 5.3(d) , the Secretary or the inspector may, at the expense of the Corporation, retain to assist them special legal counsel and any other necessary or appropriate professional advisers, and such other personnel as they may deem necessary or appropriate.

SECTION 5.4       LOST CERTIFICATES.

         The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement maybe general or confined to specific instances.

SECTION 5.5       REGULATIONS.

         The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.1       CORPORATE SEAL.

         The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "Delaware."

SECTION 6.2       FISCAL YEAR.

         The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 6.3       NOTICES AND WAIVERS THEREOF.

              (a) Whenever any notice whatever is required by law, the Certificate of Incorporation, or these By-Laws to be given to any stockholder, director, officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telecopy, telegram, cable, or radiogram, addressed to such address as appears on the books of the Corporation. Any notice given by telecopy, telegram, cable, or radiogram shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

              (b) Whenever any notice is required to be given by law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

SECTION 6.4       STOCK OF OTHER CORPORATIONS OR OTHER INTERESTS.

         Unless otherwise ordered by the Board of Directors, the Chairman of the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may be, from time to time, authorized by the Board of Directors, the Chairman of the Board of Directors, or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman of the Board, the President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

                                  ARTICLE VII

                                   AMENDMENTS

         The holders of shares entitled at the time to vote for the election of directors shall have the power to adopt, amend, or repeal the By-Laws of the Corporation by vote of not less than a majority of such shares, and, except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the By-Laws by vote of not less than a majority of the entire Board. However, any By-Law adopted by the Board of Directors may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.